EXHIBIT 23.2

               CONSENT OF SCHWABE, WILLIAMSON & WYATT, P.C.



Consent of Schwabe, Williamson & Wyatt, P.C. included in its opinion filed as
Exhibit 5.1 to this Registration Statement.